HOLLYER BRADY BARRETT & HINES LLP
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                                       April 29, 2005




To the Trustees of Aquila Rocky Mountain Equity Fund


     We consent to the incorporation by reference into Post- Effective Amendment No. 12 under the 1933 Act and Amendment No. 15 under the 1940 Act of our opinion dated April 23, 1998.

                             Hollyer Brady Barrett & Hines LLP



                               /s/William L. D. Barrett
                             By------------------------------
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